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EXHIBIT 10.29

                              ACE*COMM CORPORATION

              AMENDED AND RESTATED STOCK OPTION PLAN FOR DIRECTORS
                     (as amended as of 1999--corrected copy)

1.     Purpose

       The purpose of this Amended and Restated Stock Option Plan for Directors is to advance the interests of ACE*COMM Corporation by enhancing its ability to attract, retain and motivate members of its Board of Directors who are not employees of the company or any of its subsidiaries by providing for the grant of nonqualified stock options to such members.

2.     Definitions

       For the purposes of this Plan, the following terms shall have the meanings ascribed to them below:

       2.1 "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

       2.2 "Fair Market Value" of a share of Stock of the Company for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and provided further, that in the case of ISOs, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

       2.3    "Company" shall mean ACE*COMM Corporation, a Maryland corporation.

       2.4 "Common Stock" shall mean shares of the Company's common stock having a par value of $.01 per share, subject to adjustment pursuant to Section 9.

       2.5    "Option" shall mean any option granted under this Plan.

       2.6 "Option Agreement" shall mean the agreement executed by the Company and an Optionee pursuant to Section 5.5 of this Plan.


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       2.7    "Option Price" shall mean the purchase price per share of Common
Stock subject to an Option.

       2.8 "Optionee" shall mean any person to whom an Option has been granted under this Plan.

       2.9 "Plan" shall mean this Amended and Restated Stock Option Plan for Directors, as amended from time to time.

       2.10 "Subsidiary" shall mean a corporation in which the Company owns, directly or indirectly, shares of stock representing 50% or more of the outstanding voting power of all classes of stock of such corporation, at the time of the granting of an Option under this Plan.

       2.11 "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Company's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash or securities of another issuer in exchange for their stock of the Company.

3.     Participation

       Each member of the Board of the Company who (i) is not an employee of either the Company or any of its Subsidiaries (a "Non-Employee Director") and
(ii) is designated to participate under the Plan by the Chairman of the Board of the Company, shall receive Options from time to time in accordance with Section 5 below.

4.     Shares Subject to Plan

       The stock subject to Options granted under this Plan shall be shares of the authorized but unissued shares of Common Stock. The aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise of Options may not exceed 200,000 shares, subject to adjustment as provided in Section 9. In the event that any outstanding Options expire or terminate for any reason, without having been exercised in full, the shares of Common Stock allocable to such unexercised portion shall become available for issuance under other Options under this Plan.

5.     Stock Option Grants

       5.1 Option Shares and Date of Grant. The Company shall grant to each Non-Employee Director:

       (1) in the case of a Non-Employee Director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a Director on or after August 1, 1996 and prior to July 1, 1997, an Option to purchase 4,500 shares of Common Stock, multiplied by the number of years for which such Director has then been elected or appointed to serve, which Option shall be granted as of the date on which such Non Employee Director has then been elected, reelected or appointed, as the case may be; and

       (2) in the case of a Non-Employee Director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a Director on or after July 1, 1997, an Option to purchase 3,000 shares of Common Stock, multiplied by the number of years for which such Director has then been elected or appointed to serve, which Option shall be granted as of the date on which such Director has been elected, reelected or appointed, as the case may be; and

       (3) in the case of each Non-Employee Director who was a Director as of immediately after the 1999 Annual Meeting of Stockholders, a one-time option grant (the "1999 Option Grant") in the form

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of an Option to purchase 10,000 shares of Common Stock, which Option shall be granted as of the date of such annual meeting.

       For the purposes of this Section 5.1, the number of years in a Director's term of office shall be rounded to the nearest whole number of years.

       5.2 Option Price. The Option Price shall be equal to the fair market value per share of the Common Stock on the date of grant of the Option.

       5.3 Vesting. Each Option shall be and become exercisable in equal installments of 4,500 shares of Common Stock (or 3,000 shares in the case of Options granted on or after July 1, 1997 or one third of the shares granted in the case of the 1999 Option Grant) upon each successive anniversary of the date on which such Option was granted (the "Vesting Date"), provided that: (i) the Optionee still serves as a Director on such Vesting Date; or (ii) in the event of the expiration or termination of the Optionee's term of office (other than by reason of his or her removal for cause) within 45 days prior to such Vesting Date, such Optionee has served as a Director for at least twelve consecutive months as of the date of the expiration or termination of his or her term of office. All or any part of an exercisable, but unexercised, installment shall be exercisable at any time thereafter, except to the extent the Option has terminated or expired.

       5.4 Expiration. Each Option shall expire and terminate, to the extent not then exercised, upon the earliest of:

              (1) the expiration of five years following the date of grant of such Option; or

              (2) the expiration of six months following the Optionee's death, resignation, or removal as a Director for any reason other than for cause; or

              (3)    the removal of the Optionee as a Director for cause.

       5.5 Option Agreement. Promptly after the grant of an Option, the Company and the Optionee shall execute an Option Agreement which incorporates the terms of this Plan and specifies: (i) the Option Price; (ii) the number of shares of Common Stock covered by the Option; and (iii) the other terms and conditions of the Option and its exercise consistent with the terms of this Plan.

6.     Manner of Exercise

       6.1 Manner. To exercise an Option in whole or in part, the Optionee shall give written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares in cash. Not less than 500 shares may be purchased at any one time unless the number purchased is the total number purchasable under the Option.

       6.2 Preconditions to Exercise. An Option may not be exercised unless and until the Company has effected or obtained compliance with all laws and regulations applicable to the issuance of shares under the Option, including without limitation, federal and state tax and securities laws, to the Company's satisfaction.

7.     No Rights of Stockholder

       No Optionee shall have any of the rights of a stockholder with respect to the shares covered by his or her Option until such shares have been issued to him or her upon the due exercise of the Option.

8.     Non-Transferability of Options

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       No Option shall be transferable otherwise than by will or the laws of descent and distribution.

9.     Stock Adjustment

       9.1 Adjustments. In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Common Stock of the Company, the number of shares of Common Stock covered by each outstanding Option, and the Option Price per share for each such Option, shall be proportionately adjusted without any change in the aggregate Option Price.

       9.2 Merger, Consolidation, Liquidation, or Dissolution. In the event of any proposed Change in Control, the Company shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Company are proposed to be delivered in exchange for or with respect to Common Stock of the Company, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

       In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Option: (i) each holder shall have the right to exercise his Option, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Company may make arrangements with the holders for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Company may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the holder to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

       9.3    Limitation on Rights of Optionee. Except as expressly provided in
Section 9.1 or 9.2 hereof, an Optionee shall have no rights by reason of the issuance of (i) shares of Common Stock of the Company pursuant to this Plan,
(ii) shares of preferred stock or Common Stock, (iii) any other security convertible into Common Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or the Option Price.

       9.4 Rights of Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure or to participate in a merger, consolidation, or share exchange with another corporation, or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.    Term of Plan

       Options may be granted pursuant to the Plan from time to time until July 1, 2000.

11.    Amendment of the Plan

       The Board may amend, revise, suspend or discontinue the Plan, from time to time, provided that no amendments may be made within six months of the last date the Plan was amended by the Board, except as required to comply with ERISA or the Internal Revenue Code, and no amendment may be made without approval of the stockholders, unless such approval is not required to comply with Rule 16b-3 of the Securities Exchange Commission, or any successor provision.

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12.    Withholding Taxes

       The Company shall have the right to deduct from any compensation or any other payment of any kind due Optionee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of an Option. In lieu of such deduction, the Company may require the Optionee to make a cash payment to the Company equal to the amount required to be withheld. In the event the Optionee does not make such payment when requested, the Company may refuse to issue any stock certificate pursuant to the exercise of any Option until arrangements satisfactory to the Company for such payment have been made.

13.    Miscellaneous

       13.1 Gender. As used herein the masculine gender shall include the feminine as the identity of an Optionee may require.

       13.2 Governing Law. This Plan shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland, without regard to its conflict of laws rules or principles.

       13.3 Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

       13.4 Notices. All notices and other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or to the Company at the principal office of the Company.

                        AMENDED AS OF SEPTEMBER 21, 1999